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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2006

                                 Glowpoint, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

            Delaware                    0-25940              77-0312442
   ----------------------------       ------------       ------------------
   (State or other jurisdiction       (Commission          (I.R.S Employer
        of incorporation)             File Number)       Identification No.)

               225 Long Avenue, Hillside, NJ                07205
          ----------------------------------------        ----------
          (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (973) 282-2000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AND OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On April 4, 2006, Glowpoint, Inc., announced that it had issued $5.65 million of its senior secured convertible notes and warrants in a private placement to private investors. In the transaction, the Company issued $5,665,000 aggregate principal amount of its 10% Senior Secured Convertible Notes, Series A Warrants to purchase 5,665,000 shares of common stock at an exercise price of $0.65 per share and Series B Warrants to purchase 5,665,000 shares of common stock at an exercise price of $0.01 per share. The Series B Warrants only become exercisable if the Company fails to achieve positive operating income, determined in accordance with GAAP, excluding restructuring and non-cash charges, in the fourth quarter of 2006. In addition, the Series B Warrants will be cancelled if the Company consummates a strategic transaction or repays the Notes prior to the date it makes its financial statements for the fourth quarter of 2006 available to the public. The Company also agreed to change the exercise price of all previously issued warrants held by the investors in this offering to $0.65, and to extend the term of any such warrants that would expire earlier to three years after the offering date. The proceeds of the offering will be used to support the Company's previously announced corporate restructuring program and for working capital.

         The Notes bear interest at 10% per annum, mature on September 30, 2007 and are convertible into common stock at a conversion rate of $0.50 per share. The form of Senior Secured Convertible Note is attached hereto as Exhibit 4.1. The Series A and Series B warrants are exercisable for a period of 5 years and are otherwise subject to the terms and conditions of the forms of Warrants attached hereto as Exhibits 4.2 and 4.3. Pursuant to the Registration Rights Agreement attached as Exhibit 10.2, the Company has agreed to prepare and file with the Securities and Exchange Commission, within 15 days after the Company's common stock becomes eligible for quotation on the OTC Bulletin Board, a registration statement covering the resale of the shares of common stock issuable upon conversion of the notes or exercise of the Warrants. The terms of the private placement are more fully set forth in the Note and Warrant Purchase Agreement attached hereto as Exhibit 10.1.

         Burnham Hill Partners acted as placement agent and received a fee equal to eight (8%) percent of the gross proceeds received by the Company, and assignees of Burnham Hill Partners purchased $165,000 principal amount of Notes in the offering. The Company also issued warrants to purchase 550,000 shares of common stock at an exercise price of $0.55 per share to Burnham Hill Partners. The placement agent warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.4.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

                  Not applicable.

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(b) Pro Forma Financial Information.

                  Not applicable.

(c) Shell Company Transactions.

                  Not applicable.

(d) Exhibits.

Exhibit No.       Description
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4.1               Form of Senior Secured Convertible Promissory Note.

4.2               Form of Series A Warrant.

4.3               Form of Series B Warrant.

4.4               Form of Placement Agent Warrant.

10.1 Note and Warrant Purchase Agreement dated as of March 31, 2006 between Glowpoint, Inc. and the Purchasers set forth therein.

10.2 Registration Rights Agreement dated as of March 31, 2006 between Glowpoint, Inc. and the Purchasers set forth therein.

10.3 Security Agreement dated as of March 31, 2006 between Glowpoint, Inc. and the Secured Parties set forth therein.

99.1              Text of press release dated April 4, 2006.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOWPOINT, INC.


Dated:  April 4, 2006                  /s/ David C. Trachtenberg
                                       -------------------------------------
                                       David C. Trachtenberg
                                       Chief Executive Officer and President

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